Exhibit 10.3

THIRD AMENDMENT TO AMENDED
AND RESTATED CREDIT AGREEMENT
This Third Amendment to Amended and Restated Credit Agreement (this “Third Amendment”) is dated this 22nd day of January, 2018, by and among ERIE INDEMNITY COMPANY, a Pennsylvania corporation (the “Borrower”), the LENDERS party hereto, and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as administrative agent (hereinafter referred to in such capacity as the “Administrative Agent”).
W I T N E S S E T H:
WHEREAS, the Borrower, the Lenders, and the Administrative Agent entered into that certain Amended and Restated Credit Agreement, dated as of October 25, 2013, by and among the Borrower, the Lenders party thereto and the Administrative Agent, as amended by the First Amendment to Amended and Restated Credit Agreement dated as of October 28, 2015, by the Second Amendment to Amended and Restated Credit Agreement dated as of November 7, 2016 and as otherwise amended, modified, supplemented, extended, renewed or restated from time to time (the “Credit Agreement”); and
WHEREAS, the Borrower desires to amend certain provisions of the Credit Agreement, and the Lenders and the Administrative Agent agree to permit such amendments pursuant to the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the premises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:
1.    All capitalized terms used herein which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement unless the context herein clearly indicates otherwise.
2.    Section 6.04 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (c), (ii) replacing the period at the end of clause (d) with “; and”, and (iii) inserting the following as a new clause (e):
(e) loans made by the Borrower to its independent agents pursuant to the Borrower’s financing program for independent agents for the purposes of perpetuating such independent agents’ insurance agencies, acquiring assets and/or equity of other independent insurance agencies or making investments to grow existing independent insurance agencies; provided that such loans made by the Borrower shall not be made with the proceeds of any Loans.

3.    This Third Amendment shall become effective when the Administrative Agent shall have received this Third Amendment, duly executed by the Borrower, the Required Lenders and the Administrative Agent (such date, the “Third Amendment Closing Date”).

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4.    The Borrower represents and warrants to the Administrative Agent and the Lenders that:
(a)    all representations and warranties made by it under the Loan Documents are true, correct and complete in all respects (in the case of any representation or warranty containing a materiality modification) or in all material respects (in the case of any representation or warranty not containing a materiality modification), on and as of the Third Amendment Closing Date or, in the case of a representation or warranty stated to be made as of an earlier date, such earlier date;
(b)    the Credit Agreement, as amended hereby, and the other Loan Documents to which the Borrower is a party are, and shall continue to be, in full force and effect; and
(c)    on and as of the date hereof, no Default or Event of Default exists immediately prior to or after giving effect to the amendments contemplated hereby.
5.    On the Third Amendment Closing Date, the Borrower hereby reaffirms (x) its grant of a security interest and lien on all of the Collateral in favor of the Administrative Agent, subject to no other Liens (other than Permitted Liens) and (y) its Obligations under the Credit Agreement, as amended by this Third Amendment, and the other Loan Documents to which it is a party.
6.    The Borrower represents and warrants to the Administrative Agent and each of the Lenders as follows: (a) the Borrower has the full power to enter into, execute, deliver and carry out this Third Amendment and all such actions have been duly authorized by all necessary proceedings on its part, (b) neither the execution and delivery of this Third Amendment by the Borrower nor the consummation of the transactions herein contemplated or compliance with the terms and provisions hereof by it will conflict with, constitute a default under or result in any breach of (x) the terms and conditions of its certificate or articles of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents or (y) any material Law or any material agreement or instrument or order, writ, judgment, injunction or decree to which it is a party or by which it is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of the Borrower, and (c) this Third Amendment has been duly and validly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except to the extent that enforceability of this Third Amendment may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforceability of creditors’ rights generally or limiting the right of specific performance and general concepts of equity.
7.    From and after the Third Amendment Closing Date, each reference to the Credit Agreement that is made in the Credit Agreement or any other Loan Document shall hereafter be construed as a reference to the Credit Agreement as amended hereby.
8.    The agreements contained in this Third Amendment are limited to the specific agreements made herein. Except as amended hereby, all of the terms and conditions of the Credit

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Agreement and the other Loan Documents shall remain in full force and effect. This Third Amendment amends the Credit Agreement and is not a novation thereof.
9.    This Third Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed to be an original, but all such counterparts shall constitute but one and the same instrument.
10.    This Third Amendment shall be governed by, and shall be construed and enforced in accordance with, the Laws of the Commonwealth of Pennsylvania without regard to the principles of the conflicts of law thereof. Each of the parties hereto irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction and venue of the courts of the Commonwealth of Pennsylvania sitting in Allegheny County, Pennsylvania and the United States District Court for the Western District of Pennsylvania with respect to any suit arising out of or relating to this Third Amendment.
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IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

ERIE INDEMNITY COMPANY
By: /s/ Robert W. McNutt Name: Robert W. McNutt Title: Treasurer

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JPMORGAN CHASE BANK, individually and as Administrative Agent
By: /s/ Danielle D. Babine Name: Danielle D. Babine Title: Vice President

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PNC BANK, NATIONAL ASSOCIATION
By: /s/ James F. Stevenson Name: James F. Stevenson Title: Regional President

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